Exhibit 99.1

MEMORANDUM OF UNDERSTANDING BETWEEN

THE BUREAU OF RECLAMATION ON BEHALF OF THE UNITED STATES DEPARTMENT OF THE INTERIOR

AND

FENNER VALLEY WATER AUTHORITY, FENNER GAP MUTUAL WATER COMPANY, FOR COORDINATON OF TECHNICAL INFORMATION FOR THE PROPOSED MOJAVE GROUNDWATER BANK

1.	Preface:

a.	This Memorandum of Understanding (“MOU”) is effective as of September 25, 2025, by and between the United States Department of the Interior, Bureau of Reclamation (“Reclamation”), Fenner Valley Water Authority (“FVWA”), Fenner Gap Mutual Water Company (“FGMWC”), individually “Party”, collectively the “Parties”, to cooperate and collaborate on development of the Mojave Groundwater Bank project (“MGB”) in San Bernardino County.

b.	The U.S. Department of the Interior protects and manages the Nation’s natural resources and cultural heritage; provides scientific and other information about those resources; and honors its trust responsibilities or special commitments to American Indians, Alaska Natives, Native Hawaiians, and affiliated Island Communities. The mission of Reclamation is to manage, develop, and protect water and related resources in an environmentally and economically sound manner in the interest of the American public.

c.	The mission of FGMWC and FVWA, collectively, is to sustainably manage the groundwater basin in Cadiz Valley in order to conserve, store, and deliver reliable and affordable new water supplies to communities in Southern California and the Lower Colorado River Basin.

d.	The MGB, being developed in San Bernardino County by FVWA, FGMWC, and other local agencies and tribal nations, is an innovative water supply and storage project that has the potential to provide substantial benefits in the Lower Colorado River Basin.

e.	The State of California has recently experienced catastrophic wildfires and two significant multi-year droughts that have highlighted the urgent need for more dependable water supplies, water storage and conveyance, infrastructure, and additional drought resiliency measures for Southern California and the Lower Colorado River Basin.

f.	The Colorado River Basin began experiencing meaningfully drier hydrologic conditions more than twenty years ago, leading to substantially diminished inflows into the system and decreased water elevation levels in both Lakes Mead and Powell.

g.	To meet the challenges of drought in the Colorado River Basin, the Secretary adopted and, with the support and agreement of the Basin States, implemented the 2007 Colorado River Interim Guidelines for Lower Basin Shortages and the Coordinated Operations for Lake Powell and Lake Mead, as supplemented (“2007 Interim Guidelines”) to, among other things, provide additional mechanisms for the storage and delivery of water supplies in Lake Mead to increase the flexibility of meeting water use needs from Lake Mead, particularly under drought and low reservoir conditions. The process to create successor guidelines has been formally underway since June 16, 2023 [NOI publication date], and Reclamation and Department are working toward finalization of the new guidelines with a Record of Decision in calendar 2026.

h.	Annual variability of flows and the potential for the continuation of recent low flow conditions could result in the further decline of system reservoirs in the Colorado River Basin, emphasizing the need for additional water management tools to help meet the basin’s challenges.

2.	Purpose of this MOU:

a.	Outline the collaborative process among Reclamation and FVWA, FGMWC, to share and develop data on potential opportunities for water augmentation of the Colorado River through the proposed Mojave Groundwater Bank (MGB) comprised of: (i) conserved, water supplies non-tributary to the Colorado River and (ii) aquifer storage adjacent to the Colorado River Aqueduct (CRA), in Southern California.

b.	Work toward creating a shared understanding of the physical setting and the latest data, tools, and research underpinning the proposed MGB and its potential costs and benefits to management of Colorado River water resources, including the following:

i.	Study whether conserved water supply from the MGB could be delivered to Lake Mead via an exchange or augmentation into the CRA and whether it is non-tributary to the Colorado River.

ii.	Study whether any of the conserved water is generated in accordance with applicable laws, regulations, and court decrees

iii.	Study the potential of non-tributary conserved water and the aquifer storage along with related projects to provide substantial benefits in the Lower Colorado River Basin.

3.	Authority for this MOU:

a.	This MOU is entered into by Reclamation pursuant to the Reclamation Act of 1902 (Ch. 1093, 32 Stat 388; 43 U.S.C. §§ 391 et seq.) and the acts amendatory thereof or supplementary thereto, including, but not limited to, the Act of August 26, 1937 (50 Stat. 844), as amended, and as reauthorized by the Act of October 17, 1940 (54 Stat. 1198), and as reauthorized by the Act of September 26, 1950 (64 Stat. 1036).

4.	Agreement:

a.	The Parties agree to work together collaboratively to advance the purposes identified in this MOU, listed in section 2.

b.	The Parties will comply with applicable law regarding implementation of this MOU.

c.	This MOU does not impact any obligations, agreements, or potential agreements between FGMWC and FVWA and the Bureau of Land Management (BLM) or other federal agencies regarding use of, or rights of way on federal land.

5.	General Provisions:

a.	Non-binding Nature: This MOU is legally nonbinding and in no way: (i) impairs any Party from continuing its own planning or project implementation; (ii) limits a Party from exercising its regulatory or discretionary authority in any matter; (iii) infers that a Party’s governing body or management will act in any particular manner on a project or other component of this MOU; (iv) gives any of the Parties any authority over matters within the jurisdiction of any other Party; or (v) requires any Party to take any action that exceeds its legal authority or otherwise take any action without compliance with all applicable laws, policies and regulations, including environmental reviews.

b.	No New Legal Rights: Nothing in this MOU creates any legal rights, obligations, benefits, or trust responsibilities, substantive or procedural, enforceable at law or in equity, by a Party against any other Party, a Party’s officers, employees, or agents, or any other person.

c.	Term: This MOU will be effective upon the execution of this MOU by all the Parties, which date is set forth on the first page. This MOU will remain in effect for five years and will automatically renew for additional five-year terms unless terminated in writing as set forth below.

d.	Dispute Resolution and Termination: At any time, any Party to this MOU wishing to withdraw from this MOU must provide a 30-day written notice to the other Parties specifying the reason the notifying Party wishes to withdraw. Before the withdrawal takes effect, the Parties will promptly meet and confer in a good-faith effort to address and resolve, if possible, the issues causing the notifying Party to wish to withdraw from this MOU. If following such meeting(s) the notifying Party still wishes to withdraw, such Party may withdraw no sooner than 30 days after the date of the final written notice following a good faith effort to resolve the disputing Party’s concern(s) described herein. Upon the effective withdrawal by any Party, the remaining Parties will determine whether they wish to continue the MOU, continue the MOU with changes, or terminate the MOU.

e.	Amendment: Modifications or amendments to the terms of this MOU must be in writing and executed by all Parties.

f.	Authorities Not Altered: Nothing in this MOU shall be construed to alter, limit, expand or affect in any way the statutory or regulatory authority or legal responsibilities of any Party. Nothing in this MOU binds any Party to perform beyond their respective authorities. The mission requirements, funding, personnel, and other priorities of the Parties may affect their ability to undertake actions to achieve the goals identified in this MOU.

g.	No member of or delegate to Congress, resident commissioner, or official of the signatories shall benefit from this MOU other than as a water user or landowner in the same manner as other water users or landowners.

h.	Any information furnished between the Parties under this MOU may be subject to the Freedom of Information Act, 5 U.S.C. § 552, et seq. (FOIA), or applicable state records laws.

i.	No Party may assign any portion of this MOU without the prior written consent of the other Parties. This MOU shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

6.	Authorized Representatives:

a.	The signatories to this MOU represent that they have been appropriately authorized to enter into this MOU on behalf of the Party for which they sign and that no further action or approvals are necessary before execution of this MOU.

7.	Effect of MOU:

a.	This MOU shall not affect the validity of any existing water rights held by any Party. This MOU does not constitute an amendment, modification or alteration of any existing water service, repayment, exchange, or purchase contract, and all the Parties’ respective water service, repayment, exchange, and purchase contracts shall remain in full force and effect.

b.	Nothing in this MOU will be interpreted as limiting, superseding, or otherwise affecting each Party’s normal operations or decisions in carrying out its statutory or regulatory duties. This MOU does not limit or restrict the Parties from participating in similar activities or arrangements with other entities.

c.	Nothing in this MOU diminishes or abrogates the authority of the Secretary of the Interior under applicable Federal law, regulations, or the Consolidated Decree of the Supreme Court of the United States in the case of Arizona v. California, et al., entered March 27, 2006, (547 U.S. 150 (2006)), or as it may be further modified.

d.	Nothing in this MOU is intended to conflict with current law, regulation, or policy. If a term of this MOU is inconsistent with any such authority, regulation or policy, then that term shall be invalid, but the remaining terms and conditions of this MOU shall remain in full force and effect.

e.	It is expressly understood and agreed that this MOU embodies the entire understanding between the Parties regarding the MOU’s subject matter.

8.	Relationship of Parties:

a.	Execution of this MOU does not create a new legal entity with a separate existence from the individual Parties. This MOU does not create an “advisory committee” as that term is defined in the Federal Advisory Committee Act, as amended (Pub. L. 92-463). This MOU also does not result in the joint exercise of powers as set forth in California Government Code section 6500 et seq. This MOU neither expands nor is in derogation of those powers and authorities vested in the Parties, or any of them, by applicable laws, statutes, regulations, or Executive Orders, nor does it modify or supersede any other applicable interagency agreements existing as of the date of this MOU.

b.	Nothing in this MOU may be interpreted to imply that any Party endorses any of the products, services, or policies of any other Party.

9.	Funding and Availability of Funds:

a.	Contingent on Appropriation or Allotment of Funds: The expenditure or advance of any money or the performance of any obligation of the United States under this MOU shall be contingent upon appropriation or allotment of funds. No liability shall accrue to the United States in case funds are not appropriated or allocated.

b.	For any federal expenditures pursuant to this MOU, and as part of government-wide efforts to improve oversight of Federal grantmaking and spending, Reclamation will require reimbursement for its activities pursuant to Reclamation law, to assure no net costs to Reclamation. Any funding must be authorized in separate, follow-on agreements based on appropriate statutory authorities. This MOU does not commit the Parties to enter into any specific agreements for the purpose(s) of this MOU. This MOU cannot be used to obligate or transfer funds, personnel, supplies, equipment, or services between the Parties or to affect any type of binding commitment or obligation. This MOU does not create an actual or implied intention, or requirement for Reclamation to enter into funding agreements.

10.	No Third-Party Beneficiaries:

a.	This MOU is for the sole benefit of the Parties and nothing herein, express, or implied, is intended to or will confer upon any other person or entity, including individual FWA, SLDMWA, and SJRECWA member agencies, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this MOU.

11.	Counterparts:

a.	This MOU may be executed in counterparts, each of which shall be an original and all of which shall constitute only one agreement.

12.	Exhibits Made Part of MOU:

a.	Exhibit A is attached hereto and made part hereof, and shall be in force and effect in accordance with its respective provisions until superseded by a subsequent exhibit or exhibits executed by the Parties.

13.	Any notice, demand, or request shall be deemed properly served, given, or made if delivered in person; emailed; sent by registered or certified mail, postage prepaid; or sent by overnight delivery to the addresses below, charges prepaid or charged to the sender’s account, to the persons in the positions executing this MOU.

14.	Principal Contacts for This MOU:

Fenner Valley Water Authority	Fenner Gap Mutual Water Company
Robert Grantham	Susan P. Kennedy
Executive Director	President
26111 Antonio Parkway	550 South Hope Street
Rancho Santa Margarita, CA 92688	Los Angeles, CA 90071

United States
Bureau of Reclamation Regional Director
Interior Region 8: Lower Colorado Basin 500 Date Street, BLDG 900
Boulder City, NV 89006

SIGNATURE PAGE FOLLOWS

/s/ Scott J. Cameron
Scott J. Cameron
Acting Assistant Secretary
for Water and Science

/s/ Susan P. Kennedy
Susan P. Kennedy
President
Fenner Gap Mutual Water Company

/s/ Robert S. Grantham
Robert S. Grantham
Executive Director
Fenner Valley Water Authority